UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2010

HORIZON LINES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-32627	74-3123672

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Organization)		Identification No.)
4064 Colony Road, Suite 200
Charlotte, North Carolina 28211
(Address of Principal Executive Offices, including Zip Code)
(704) 973-7000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On February 23, 2010, Horizon Lines, LLC (“HL”) and Horizon Lines of Alaska, LLC (“HLA”, and together with HL, the “Company”), each a wholly-owned subsidiary of Horizon Lines, Inc., entered into a Memorandum of Understanding (the “MOU”) with APM Terminals North America Inc. (“APMT”). The Company and APMT are parties to a Stevedoring and Terminal Services Agreement dated May 9, 2004, which was amended on December 12, 2004 and November 30, 2006 (as amended, the “Original Agreement”).
The MOU extends the Original Agreement to December 31, 2015 with an option for the Company to extend for an additional two years, and it amends certain terms of the Original Agreement. The Original Agreement, as amended by the MOU, applies to stevedoring and terminal services to be provided to the Company by APMT in Jacksonville, Florida; Houston, Texas; Los Angeles, California; Tacoma, Washington and Elizabeth, New Jersey. The Company has the option of excluding the terminal location in Elizabeth, New Jersey from the scope of the Original Agreement and the MOU if the Company chooses not to provide its service in either New York or New Jersey.
The press release of Horizon Lines, Inc. relating to the Memorandum of Understanding with APM Terminals North America Inc. is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1	Press Release of Horizon Lines, Inc. dated February 26, 2010.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC. (Registrant)
Date: March 1, 2010	By:	/s/ Robert S. Zuckerman
Robert S. Zuckerman
Vice President, General Counsel and Secretary

Exhibit Index
99.1	Press Release of Horizon Lines, Inc. February 26, 2010.